UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 21, 2009
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20707 (Commission File Number)	63-1098468 (IRS Employer Identification Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On April 21, 2009, the Executive Compensation Committee (“Compensation Committee”) of the Board of Trustees of Colonial Properties Trust (the “Company”) determined the annual incentive award, for 2008 for each of the persons identified as the “named executive officers” of the Company (“Named Executive Officers”) in the Company’s proxy statement for the 2009 annual meeting of shareholders (the “Proxy Statement”). As contemplated in the Proxy Statement, the Compensation Committee exercised its discretion under the 2008 annual incentive plan and did not authorize any payouts or awards to any of the Named Executive Officers under the 2008 annual incentive plan. As a result of this determination, the amount of compensation for each of the Named Executive Officers that is reflected in the “Total” column of the Summary Compensation Table included in the Proxy Statement is unchanged.
     2009 Annual Incentive Plan
     As noted in the Proxy Statement, given the current state of the economy in the U.S. and the overall U.S. housing market, as well as the economic climate anticipated in 2009, the Compensation Committee considered and reviewed the historical structure of the annual incentive plan. On April 21, 2009, the Compensation Committee adopted an annual incentive plan for 2009 and set the specific performance goals and business criteria for the award of 2009 bonus payments to the Named Executive Officers. Such bonuses are expected to be paid after the first quarter of 2010. The intent of the performance goals and business criteria of this plan is to better align the Company’s executive management team to the interests of the Company’s investors. The performance goals and business criteria for 2009 are based on the following:
•	The “total return” for the Company for the year (the “absolute performance measure”);

•	One-year “total return” for the Company as compared to an index of comparable REITs (a “relative performance measure”); and

•	Two-year “total return” for the Company as compared to an index of comparable REITs (a “relative performance measure”).
     For purposes of the 2009 annual incentive plan, “total return” is equal to the share price of the Company (or the companies in the index of comparable REITs, as the case may be) plus any dividends reinvested in the Company (or the companies in the index of comparable REITs) calculated based on reinvestment on the dividend pay date.
     The Company’s absolute performance measure must be positive for the plan year for any payout to occur; however, (a) if the absolute performance measure is negative but the Company’s total return is at least at the “median” level of performance when compared to the one-year “total return” relative performance measure, the Compensation Committee has discretion to pay up to 20% of the payout calculated based on the relative performance measures’ results, and (b) if the absolute performance measure is positive and the Company’s total return is at least at the “median” level of performance when compared to the one-year “total return” relative performance measure, the Compensation Committee has the discretion to increase the award amount up to 20% of the payout calculated based on the relative performance measures’ results.
     The first 75% of each annual incentive award is automatically paid in time-vested restricted common shares (which vest annually over three years). The Named Executive Officers may elect to receive any or all of the remaining 25% of their annual incentive award in restricted common shares. However, any discretionary bonus paid if the Company’s total return is negative will be paid solely in restricted shares, which will vest on the third anniversary of the date of grant. One-half of the restricted shares issued under the annual incentive plan are subject to a five-year holding period. Named Executive Officers will receive shares having a market value on the award date equal to 140% of the sum of the amount required to be paid in restricted shares and the cash amount elected to be received in restricted shares (i.e., an additional 40% in restricted common shares).
     The amounts actually payable to the Named Executive Officers are determined based on whether Company performance meets the “threshold,” “median,” “target” or “maximum” level for the relative performance measures. For each relative performance measure, the “threshold” level is the 25th percentile, the “median” level is the 50th percentile, the “target” level is the 75th percentile and the “maximum” level is the 90th percentile. The relative performance measures are weighted equally, i.e., 50% of any payout is based on the one-year relative performance measure and 50% of any payout is based on the two-year relative performance measure. For the 2009 annual incentive plan, the performance payout thresholds were set as follows:
•	for the Chairman/Chief Executive Officer, the President/Chief Financial Officer and the Chief Operating Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 100% of base salary, the “target” level pays at a maximum of 200% of base salary, and the “maximum” level pays at a maximum of 300% of base salary; and

•	for the Chief Administrative Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 50% of base salary, the “target” level pays at a maximum of 100% of base salary, and the “maximum” level pays at a maximum of 150% of base salary.
     With the Company’s shift to a multifamily-focused REIT, the Compensation Committee adopted a peer group comprised solely of Multifamily REITs for purposes of calculating the relative performance measures under the 2009 annual incentive plan. The following peer group was selected by the Compensation Committee for calculating both relative performance measures:

Apartment Investment & Management
Associated Estates Realty Corp.
Avalon Bay Communities, Inc.
BRE Properties, Inc.
Camden Property Trust
Equity Residential
Essex Property Trust, Inc.
Home Properties, Inc.
Mid-America Apartment Communities, Inc.
Post Properties, Inc.
United Dominion Realty Trust, Inc.
     For 2009, the Compensation Committee determined that long-term incentive compensation for Named Executive Officers would continue to be provided through a combination of share options and restricted share awards. Amounts awarded are expected to equal 100% of the Named Executive Office’s actual annual incentive award for the year (if any) in an equal split between option shares (which vest on the third anniversary of the date of grant) and restricted shares (which vest over five years, subject to a five-year holding period). All shares issued under the 2009 annual incentive plan and options or restricted shares issued as long-term incentive awards are expected to be issued under the Company’s 2008 Omnibus Incentive Plan.
* * *
     This Current Report on Form 8-K is being filed or furnished (as the case may be) on behalf of Colonial Properties Trust and Colonial Realty Limited Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to Colonial Properties Trust only, Colonial Realty Limited Partnership only or both Colonial Properties Trust and Colonial Realty Limited Partnership, as applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: April 27, 2009	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust, its general partner
Date: April 27, 2009	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer